UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: September 1, 2025

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1990 Main Street Suite 750 Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2025, the board of directors (the “Board”) of Oragenics, Inc. (the “Company”) appointed Ms. Natasha Giordano to the Company’s Board.

Ms. Giordano, since July 2, 2025, has served as the Board Chair for Incora Health and, since August 2024, has served on the Compensation Committee and on the Board of Directors of Afaxys Inc. She also is presently serving as a strategic advisor to Aqtual, Inc. and Omeza. Previously, Ms. Giordano served on the Board of Matinas BioPharma (NYSE:MTNB) from September 2020 through February 2025. Ms. Giordano served as President and Chief Executive Officer of PLx Pharma Inc. (NASDAQ: PLXP), a late-stage specialty pharmaceutical company, from January 2016 through July 2023, and served as a member of the board of PLx. Previously, Ms. Giordano served as Chief Executive Officer of ClearPoint Learning, Inc., a privately held learning and training platform company, from May 2015 through November 2015. She also served on the ClearPoint board of directors from December 2009 through November 2015. Previously, Ms. Giordano served as the Chief Executive Officer of Healthcare Corporation of America (NYSE: HCA), a leading healthcare provider, from January 2014 through August 2014. From June 2009 to August 2012, Ms. Giordano served as Chief Operating Officer and then as Chief Executive Officer, President and a member of the board of directors of Xanodyne Pharmaceuticals, Inc., a privately-held branded specialty pharmaceutical company with development and commercial capabilities focused on pain management and women’s health. Prior to that, she served as President, Americas, for Cegedim Dendrite (formerly Dendrite International Inc.), a global technology services company, from 2007 to 2008 and as Senior Vice President of the Global Customer Business Unit of Cegedim Dendrite from 2004 to 2007. Ms. Giordano holds a Bachelor of Science degree in nursing from Wagner College.

Ms. Giordano was chosen to serve as a member of our Board due to her experience in commercialization of pharmaceuticals, her general management knowledge and her knowledge of the pharmaceutical and health care industries.

In connection with the appointment of Ms. Giordano to the Company’s Board and pursuant to the Company’s current non-employee directors compensation program, pursuant to which all non-employee directors receive an annual base fee for service on the Board of $45,000, pro rated for any partial years, the Board agreed to pay Ms. Giordano $3,750 per month for each of the months of September, October, November and December 2025.

There are no arrangements or understandings between Ms. Giordano and the Company or any other persons, pursuant to which Ms. Giordano was selected as a director. There are no related party transactions between the Company and Ms. Giordano (or any immediate family member thereof) requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Giordano has agreed to stand for re-election at the Company’s next annual meeting of shareholders.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 2nd day of September 2025.

ORAGENICS, INC. (Registrant)

BY:	/s/ Janet Huffman
Janet Huffman Chief Executive Officer